UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Facility Agreement

On October 24, 2025, Nauticus Robotics, Inc., a Delaware corporation (the “Company”) entered into an equity purchase facility agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with a certain institutional investor (“Investor”), pursuant to which the Investor has committed to purchase up to $250.0 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $250.0 million (the “Commitment Amount”) in shares of Common Stock. Such sales of Common Stock by the Company, if any, are subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over a period of up to 24 months, commencing on the date of the Purchase Agreement (such period, the “Commitment Period”).

During the Commitment Period, the Company may from time to time, by written notice delivered by the Company to the Investor (each, an “Advance Notice”), direct the Investor to purchase a number of shares of Common Stock up to the Maximum Advance Amount (as defined therein) as set forth in the Advance Notice, subject to limitations and adjustments as set forth in the Purchase Agreement. The prices at which such shares will be sold will be based on the applicable Market Price (as defined therein). Unless earlier terminated as provided under the Purchase Agreement, the term of the facility provided under the Purchase Agreement expires on the earlier to occur of (i) the first day of the next month following the 24-month anniversary of the first trading date after the date of the Purchase Agreement (the “Effective Date”), (ii) the date on which the Investor shall have made payment of Advances (as defined therein) pursuant to the Purchase Agreement for shares of Common Stock equal to the Commitment Amount and all shares of Common Stock purchased pursuant to the Purchase Agreement have been delivered, and (iii) the date on which the Company announces or publicly discloses a material restatement of its financial statements for two or more fiscal quarters (the “Lapsed Registration Termination”).

Under the Purchase Agreement, the Company will control the timing and amount of sales of Common Stock to the Investor, if any. The Investor has no right to require the Company to sell any shares of Common Stock to the Investor, but the Investor is obligated to make purchases as the Company directs, subject to certain conditions set forth in the Purchase Agreement. Actual sales of shares of Common Stock to the Investor, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading prices for the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Consistent with the applicable Nasdaq listing rules, the aggregate number of shares of Common Stock that the Company may issue to the Investor under the Purchase Agreement may not exceed 19.99% of the shares of Common Stock issued and outstanding as of the execution date of the Purchase Agreement (the “Exchange Cap”), unless the Company first obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules.

Pursuant to the Purchase Agreement, the Company is required to provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than 60 days following the date of the Purchase Agreement, a proxy statement in a form reasonably acceptable to the Investor and its counsel, at the expense of the Company to solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of the proposal to authorize the issuance of all shares of Common Stock issuable thereunder in compliance with the rules and regulations of Nasdaq, and the Company is required to use its reasonable best efforts to solicit its stockholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the stockholders that they approve such proposal.

Additionally, the Company may not direct the Investor to purchase any shares of Common Stock under the Purchase Agreement if such purchase, when aggregated with all other shares of Common Stock then owned by Investor and its affiliates beneficially, would result in Investor and its affiliates beneficially owning (on an aggregated basis) more than 9.99% of the then outstanding voting power or number of shares of Common Stock; provided that, Investor may increase or decrease this ownership limitation, upon notice to the Company, which notice will not be effective until the 61st day following the date such notice is delivered, not to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock held by the Investor.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time effective 5 trading days after providing written notice to the Investor, at no cost or penalty, provided that there are no outstanding Advance Notices, the shares of Common Stock under which have yet to be issued.

As consideration for the Investor’s commitment to purchase shares of Common Stock in accordance with the Purchase Agreement, the Company agreed to pay a commitment fee in an amount equal to $100,000 (the “Commitment Fee”), issuable either, at the Investor’s option, (i) in cash or, (ii) by the issuance to the Investor on the Effective Date of such number of shares of Common Stock that is equal to the Commitment Fee divided by the lowest Daily VWAP (as defined therein) of Common Stock during the 10 trading days immediately prior to the Effective Date (collectively, the “Commitment Shares”). In addition, during the period beginning on the date of the Purchase Agreement through, and including, three calendar months after a Lapsed Registration Termination or any termination of the Purchase Agreement pursuant to Section 9.01(b) thereof, the Company granted to the Investor a right of first refusal with respect to certain third party offers received by the Company regarding the issuance or sale of any equity security or equity-linked or related security by the Company, subject to the notice and other conditions set forth in the Purchase Agreement.

In connection with the Purchase Agreement, on October 24, 2025, the Company also entered into the Registration Rights Agreement with the Investor with respect to the resale of the shares of Common Stock issuable under the Purchase Agreement and the Commitment Shares. The Registration Rights Agreement requires a registration statement registering such shares (the “Resale Registration Statement”) to be filed within 30 days following the date of the Registration Rights Agreement and that to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by the earlier of the (i) 90th day after following the date the Resale Registration Statement is filed, or (ii) the fifth business day following the date when the SEC notifies the Company that the Resale Registration Statement will not be reviewed or is no longer subject to further review and comments of the SEC.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are only summaries and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The offer and sale of the Common Stock pursuant to the Purchase Agreement and the Commitment Shares have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Purchase Agreement, Investor represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Purchase Agreement and the Commitment Shares are being made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Amendment Agreement to the Term Loan Agreement

As previously disclosed by the Company in its filings with the SEC, pursuant to the terms of the Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”) and ATW Special Situations Management LLC, as collateral agent (in such capacity, the “Collateral Agent”), the Lenders agreed to make Loans to the Company which Loans are convertible, in whole or in part, into shares of Common Stock of the Company at an initial Conversion Price of $6.00 subject to adjustment from time to time as provided in the Term Loan Agreement. Pursuant to Section 25(c) of the Term Loan Agreement, the Term Loan Agreement, including the Conversion Price, may be amended with the written consent of the Company and the Required Lenders, and any amendment reducing the Conversion Price shall only be effective with respect to the Loan made by any Lender with the written consent of such Lender. The Conversion Price has been adjusted as provided in the Term Loan Agreement to account for the reverse stock splits effective July 18, 2024 and September 5, 2025, respectively, and the Conversion Price was $1,944.00 prior to the amendment disclosed in this Current Report on Form 8-K.

On October 25, 2025, the Company entered into an Amendment Agreement to the Term Loan Agreement (the “Amendment”) with each Lender, pursuant to which the conversion price was reduced to $1.76 for the period ending on November 7, 2025.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.3 hereto and is incorporated into this report by reference.

The information contained in Items 7.01 and 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K under the caption “Equity Purchase Facility Agreement” and the information contained in Items 7.01 and 8.01 is incorporated by reference in this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On October 27, 2025, the Company issued a press release announcing that it has entered into an agreement with existing debtholders to convert $3.7M of debt into common equity. The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report.

On October 27, 2025, the Company issued a press release announcing that it has entered into the $250 million equity line of credit (ELOC) facility. The press release is attached hereto and furnished as Exhibit 99.2 to this Current Report.

The information provided in this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.

On October 24, 2025, the Company entered into a Letter of Intent (the “LOI”) with certain holders of debt securities of the Company (the “Holders”). Pursuant to the LOI, the Holders will exchange certain existing debt securities (the “Existing Debt”) issued by the Company for certain convertible preferred stock of the Company (the “Exchange”). Final terms and conditions, including those customary for transactions such as the Exchange, will be contained within the definitive agreements governing such Exchange, including, but not limited to, an exchange agreement and a certificate of designation for a new series of convertible preferred stock of the Company.

The LOI is filed herewith as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1*+	Equity Purchase Facility Agreement, as of dated October 24, 2025, by and between Nauticus Robotics, Inc. and the investor party named therein.
10.2+	Registration Rights Agreement, dated as of October 24, 2025, by and between Nauticus Robotics, Inc. and the investor party named therein..
10.3+	Amendment Agreement, dated October 25, 2025, by and among Nauticus Robotics, Inc. and the lenders signatories thereto.
99.1	Press Release dated October 27, 2025
99.2	Press Release dated October 27, 2025.
99.3	Letter of Intent dated October 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+    Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel